EXHIBIT 10.23

                               SEVERANCE AGREEMENT

         SEVERANCE AGREEMENT ("Agreement") made as of September 19, 2000 by and between vFinance.com, Inc. a Delaware corporation (the "Company"), and D. Carr Moody ("Employee").


          WHEREAS, the Company considers it essential to the best interests of its shareholders to foster the continuous employment of key management personnel; and

          WHEREAS, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly-held corporations, the possibility of a Change in Control (as defined in section 2 hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders; and

          WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Employee to his assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control or termination without Cause (as defined in section 2 hereof);

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and Employee hereby agree as follows:

         1. DUTIES. Employee shall, subject to overall direction consistent with the legal authority of the Board, serve as, and have all power and authority inherent in the office of Chief Financial Officer of the Company and shall be responsible for those areas in the conduct of the business reasonably assigned to him by the Chief Executive Officer, Chief Operating Officer or the Board. Employee shall devote substantially all his business time and efforts to the business of the Company.


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2.   DEFINITIONS.

(A) ACCRUED COMPENSATION. All amounts earned or accrued by the Employee through the Termination Date but not paid as of the Termination Date, including (i) Base Salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Employee on behalf of the Company during the period ending on the Termination Date, (iii) vacation pay.

(B) BASE SALARY. The amount, not less than $70,000, the Employee is entitled to receive as wages or a salary on an annualized basis.

(C) BONUS AMOUNT. The amount, not less than 10% of the Employee's Base Salary, of total incentive or other compensation earned by the Employee beyond wages or a salary.

(D) CAUSE. Shall mean (i) the final non-appealable adjudication of Employee of a felony; or (ii) the reasonable determination of majority of Board (other than Employee) that Employee has engaged in material intentional misconduct or the gross neglect of his duties, which has a continuing material adverse effect on the business of the Company.

(E) CHANGE IN CONTROL. A "Change in Control" shall mean the occurrence of any of the following events:

               (1) The acquisition in one or more transactions by any person, entity or affiliated group of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities;

               (2) Any merger, consolidation or business combination pursuant to which the Company is not the surviving corporation or fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities shall be owned or controlled by any person (other than Employee), entity or affiliated group;

               (3) The individuals who are members of the Incumbent Board (as defined below) cease for any reason to constitute at least fifty one percent (51%) of the Board. The "Incumbent Board" shall include the individuals who as of the Effective Date are members of the Board and any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders was approved by a vote of at least fifty one percent (51%) of the directors then comprising the Incumbent Board; PROVIDED, further, however, no individual shall be considered a member of the Incumbent Board if such individual initially assumed office (1) as a result of either an actual or threatened "election contest" (within the meaning of Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or

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                    consents by or on behalf of a Person other than the Board (a
                    "Proxy Contest") or (2) with the approval of the other Board members, but by reason of any agreement intended to avoid or settle a Proxy Contest;

               (4)  A liquidation or dissolution of the Company; or

               (5) The sale of all or substantially all of the Company's assets.

               (6) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding voting securities are acquired by a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries.

(F) EFFECTIVE DATE. The date that the Agreement is signed and executed by the Company and the Employee.

(G)      GOOD REASON.

         (1)      Shall mean, without limitation:

                  (i) A change in an Executive's status, title, position or responsibilities which reasonably represents an adverse change in his status, title, position or responsibilities;

                  (ii) The assignment of any duties or responsibilities which reasonably are inconsistent with such status, title, position or responsibilities;

                  (iii) Any removal of the Employee from or failure to reappoint or reelect him to any of his offices or positions, except in connection with the termination of his employment for Disability, Cause, or as a result of his death;

                  (iv) A reduction in the Employee's Base Salary or any failure to pay the Employee any compensation or benefits to which he is entitled within thirty (30) days of the date due;

                  (v) The Company's requiring the Employee to be based at any place outside a 50-mile radius from his current work location, except for reasonably required travel on the Company's business;

                  (vi) The insolvency or the filing by any party, including the Company, of a petition for bankruptcy of the Company;

                  (vii) Any material breach by the Company of any provision of this Agreement;

                  (viii)Anypurported termination of the Employee's employment for Cause by the Company which does not comply with the terms

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                        of Section 2(d) of this Agreement; or

                  (ix) The failure of the Company to obtain an agreement, satisfactory to the Employee, from any successor or assign of the Company, to assume and agree to perform this Agreement, as contemplated in Section 13 hereof.

         (2) The Employee's ability to terminate his employment pursuant to this Section 2(g) shall not be affected by his incapacity due to physical or mental illness prior to the time the Employee has been determined to have a Disability.

(H) NOTICE OF TERMINATION. "Notice of Termination" shall mean a notice that indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

(I) PRO RATA BONUS. "Pro Rata Bonus" shall mean an amount equal to the Bonus Amount (as defined above) that the Employee would have been entitled to receive in respect of the fiscal year in which such Employee's Termination Date occurs had he continued in employment until the end of such fiscal year, calculated as if all performance targets and goals (if applicable) had been fully met by the Employee for such year, multiplied by a fraction the numerator of which is the number of days in such fiscal year through the Employee's Termination Date and the denominator of which is 365.

(J) SEVERANCE PAYMENTS AND BENEFITS. The benefits payable in accordance with Section 3(d) of this Plan.

(K)      TERMINATION DATE. The date provided in Section 6 of this Agreement.

3.   SEVERANCE AND CHANGE OF CONTROL PROVISIONS.

     (a) Upon the occurrence of a Triggering Event (as hereinafter defined), Employee shall be entitled to the immediate receipt of Severance Payments and Benefits (as hereinafter defined) from the Company in accordance with the terms hereinafter set forth; and

     (b) Upon the occurrence of a Change in Control or within six (6) months after a Change in Control, Employee shall be entitled to the immediate receipt of Severance Payments and Benefits (as hereinafter defined) from the Company in accordance with the terms hereinafter set forth provided Employee remains with the Company for a transition period of no less than six (6) months following the Change in Control.

     (C) TRIGGERING EVENT. The occurrence of any of the following events shall be defined as a "Triggering Event" for purposes hereof:

              (1) The involuntary termination of Employee's employment other than for Cause;
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              (2)    The voluntary resignation of Employee for any reason
                     whatsoever within six (6) months following a Change of Control;

              (3)    The voluntary resignation of Employee for Good Reason; or

              (4) The death or Disability of the Employee (as defined herein).

(D) SEVERANCE PAYMENTS AND BENEFITS. For purposes of this Agreement, the "Severance Payments and Benefits" shall mean:

              (1) A lump sum payment equal to: one-fourth (1/4) multiplied by the Employee's annual Base Salary in effect immediately preceding the Triggering Event;

              (2) All stock options, warrants, other stock appreciation rights and other similar securities shall become immediately and fully vested and all conditions applicable to all contingently issued options, warrants, stock appreciation rights and other similar securities shall be deemed waived by the Company;

              (3) All benefits applicable to Employee and his family members, including, without limitation, all life insurance, group health insurance, dental plans, disability plans, retirement plans and other employee benefit plans of the Company of the Agreement shall continue for a period of three (3) months following the Triggering Event;

              (4) In the event that Severance Payments and Benefits are deemed to be "excess parachute payments" as defined under
                     Section 280G of the Internal Revenue Code, then the Company shall pay to Employee an additional lump sum cash payment as shall be necessary to provide Employee with the same after-tax compensation and benefits as if no such excise tax had been imposed;

              (5) The Company shall pay as and when due any and all attorneys' fees and costs that Employee may incur in connection with the enforcement of his rights under this Agreement or any dispute or settlement in connection herewith; and

              (6) Severance Payments and Benefits will not be subject to mitigation in any respect.


4.       STOCK OPTIONS, WARRANTS AND STOCK APPRECIATION RIGHTS (SARS).

          Notwithstanding the foregoing, all stock options, warrants, stock appreciation rights and other similar securities shall immediately vest upon the occurrence of a Change in Control and at such time all conditions applicable to

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contingently issued options, warrants, stock appreciation rights and other securities shall be deemed waived by the Company.

5. REPRESENTATIONS AND WARRANTIES. Employee represents and warrants to the Company that he is under no contractual or other restriction or obligation that would prevent the performance of his duties hereunder or interfere with the rights of the Company hereunder.

6.     DISCLOSURE AND PROTECTION OF CONFIDENTIAL INFORMATION.

       (a) For purposes of this Agreement, "Confidential Information" means knowledge, information and material which is proprietary to the Company, of which Employee may obtain knowledge or access through or as a result of his employment by the Company (including information conceived, originated, discovered or developed in whole or in part by Employee). Confidential Information includes, but is not limited to, (i) technical knowledge, information and material such as trade secrets, processes, formulas, data, know-how, improvements, inventions, computer programs, drawings, patents, and experimental and development work techniques, and
              (ii) marketing and other information, such as supplier lists, customer lists, marketing and business plans, business or technical needs of customers, consultants, licensees or suppliers and their methods of doing business, arrangements with customers, consultants, licensees or suppliers, manuals and personnel records or data. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as confidential, whether or not owned or developed by the Company. Notwithstanding the foregoing, any information which is or becomes available to the general public otherwise than by breach of this
              Section 11 shall not constitute Confidential Information for purposes of this Agreement.

       (b) During the term of Employee's employment with the Company and thereafter, Employee agrees, to hold in confidence all Confidential Information and to not use such information for the protection of Confidential Information, and will inform the Company of any defects in, or improvements that could be made to, such rules and regulations.

       (c) Employee will abide by any and all security rules and regulations, whether formal or informal, that may from time to time be imposed by the Company for the protection of Confidential Information, and will inform the Company of any defects in, or improvements that could be made to, such rules and regulations.

       (d) Employee will notify the Company in writing immediately upon receipt of any subpoena, notice to produce, or other compulsory order or process of any court of law or government agency if such document requires or may require disclosure or other transfer of Confidential Information.

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       (e)    Upon termination of employment, Employee will deliver to the
              Company any and all records and tangible property that contain Confidential Information that are in his possession or under his control.

7. AVAILABILITY OF INJUNCTIVE RELIEF. Employee acknowledges and agrees that any breach by him of the provisions of Section 10 6 hereof will cause the Company irreparable injury and damage for which it cannot be adequately compensated in damages. Employee therefore expressly agrees that the Company shall be entitled to seek injunctive and/or other equitable relief, on a temporary or permanent basis to prevent any anticipatory or continuing breach of this Agreement or any part hereof, and is secured as an enforcement. Nothing herein shall be construed as a waiver by the Company of any right it may have or hereafter acquired to monetary damages by reason of any injury to its property, business or reputation or otherwise arising out of any wrongful act or omission of it.

8. SURVIVAL. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment for a period of one (1) year, irrespective of any investigation made by or on behalf of any party.

9. SUCCESSORS; BINDING AGREEMENT. This Agreement shall be binding on and inure to the benefit of the Company, its Successors and Assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that that the Company would be required to perform it if no such succession or assignment had taken place. The term the "Company" as used herein shall include all such successors and assigns. The term "Successors and Assigns" as used herein shall mean a person, corporation or other entity.

10. NOTICES. Any notice required or permitted hereunder shall be deemed validly given if delivered by hand, verified overnight delivery, or by first class, certified mail to the following addresses (or to such other address as the addressee shall notify in writing to the other party):

If to Employee:            D. Carr Moody
                           1881 Middle River Dr.
                           #601
                           Fort Lauderdale, Florida 33305

If to the Company:         vFinance.com, Inc.
                           3300 PGA Blvd., Suite 810
                           Palm Beach Gardens, Florida 33410
                           Attention: CEO or President

with a copy to:            Leslie J. Croland, P.A.
                           Steel Hector & Davis LLP
                           200 South Biscayne Boulevard, 40th Floor
                           Miami, Florida 33131

11. WAIVER. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach
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of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers must be in writing.

12. BINDING EFFECT. The Company's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon the Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company, its successors and assigns.

13. HEADINGS. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

14. GOVERNING LAW; VENUE. This Agreement is to be performed in the State of Florida, and the validity, construction and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the laws of the State of Florida, without giving effect to any choice of laws principles. In the event of any litigation arising out of or relating to this Agreement, exclusive venue shall be in Broward County, Florida.

15. ENTIRE AGREEMENT. This writing constitutes the binding and entire agreement of the parties superseding and extinguishing all prior agreements or understandings regarding the subject matter hereof, and may not be modified without the written agreement by the parties.

16. INVALIDITY. The invalidity or unenforceability of any term of this Agreement shall not invalidate, make unenforceable or otherwise affect any other term of this Agreement, which shall remain in full force and effect.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

                                                  EMPLOYER:

                                                  vFinance.com, Inc., a Delaware
                                                  corporation

                                                  By: /s/ LEONARD J. SOKOLOW
                                                      --------------------------
                                                      Authorized Representative

                                                  EMPLOYEE:

                                                      /s/ CARR MOODY
                                                      --------------------------
                                                      D. Carr Moody